[Aetna Letterhead]

[Aetna Logo]

                                           151 Farmington Avenue
                                           Hartford, CT 06156
April 22, 1997
                                           Susan E. Bryant
                                           Counsel
                                           Law Division, RE4A
                                           Investments & Financial Services
                                           (860) 273-7834
                                           Fax: (860) 273-0356

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the Rule 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Universal Life Account B of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (File No. 33-75248 and 811-4536).

Sincerely,

/s/Susan E. Bryant

Susan E. Bryant